                                                                     Exhibit 4.9

                        MORGAN STANLEY LETTER AGREEMENT


                                  May 31, 1995



Internationale Nederlanden (U.S.)
   Capital Corporation
135 East 57th Street
New York, New York 10022

The Lenders from time to time parties
to the Credit Agreement referenced below

The Holders from time to time of Warrant
Securities (as such term is defined in the Warrant Agreement referenced below)

Ladies and Gentlemen:

                 Reference is made to the Credit Agreement, dated as of May 31, 1995 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MHI Acquisition Corporation I, a Delaware corporation ("Mergerco I"), Milestone Healthcare, Inc., a Delaware corporation ("Milestone"), the lenders that are, or may from time to time become, parties thereto (the "Lenders") and Internationale Nederlanden (U.S.) Capital Corporation ("ING"), in its capacity as agent for the Lenders (in such capacity, the "Agent"). Reference also is made to the Warrant Purchase Agreement, dated as of May 31, 1995 (the "Warrant Agreement") between ING and MHI Acquisition, Inc., a Delaware corporation (the "Holding Company"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

                 In order to induce ING to enter into the Credit Agreement and to extend credit pursuant thereto, each of Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V. and Morgan Stanley Venture Investors, L.P. (each a "Morgan Stanley Fund" or collectively the "Morgan Stanley Funds"), together with each of the Holding Company, the Borrower, its Subsidiaries and Milestone Management, hereby agrees that the sale, transfer or other disposition by any Morgan Stanley Fund of any shares of Stock of the Holding Company or the granting by any Morgan Stanley Fund of any option or other right in respect thereof, shall constitute an Event of Default under this letter agreement and, consequently, shall constitute an "Event of
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Internationale Nederlanden (U.S.)
  Capital Corporation
The Lenders
The Holders
May 31, 1995
Page 2




Default" under a Loan Document as provided in Section 7.1.3 of the Credit Agreement, unless such sale, transfer or other disposition, or such option or right constitutes a Permitted Transfer. As used in this letter agreement, "Permitted Transfer" means the sale or transfer by the Morgan Stanley Funds of options to purchase, collectively, up to 1,000,000 shares of Stock of the Holding Company (in the aggregate for all Morgan Stanley Funds, such number of shares to be appropriately adjusted for any stock combinations, stock splits, stock dividends, recapitalizations and the like), to any Person that purchases Subordinated Indebtedness from the Morgan Stanely Funds, provided that such sale or transfer, or the granting of such options, is made in connection with and as an inducement for the purchase by such Person from the Morgan Stanley Funds of such Subordinated Indebtedness.

                 In order to further induce ING to enter into the Credit Agreement and to extend credit pursuant thereto, each of the Morgan Stanley Funds hereby acknowledges all provisions in the Warrant Documents applicable to it (including, without limitation, the provisions of Section 5(b) of the Put and Call Agreement), assumes all obligations of the Morgan Stanley Funds set forth in such provisions, and acknowledges and agrees that any holder of Warrant Securities (as such term is defined in the Warrant Agreement) may enforce such provisions against the Morgan Stanley Funds as if such Morgan Stanley Funds were signatories to the Warrant Documents.

                 THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH PARTY TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 This letter agreement shall be deemed executed and delivered by Milestone, Milestone Management and each of the subsidiaries of Milestone, immediately upon effectiveness of the Merger and the Milestone Merger, and the execution and delivery by Milestone, Milestone Management, and each of the Subsidiaries of
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Internationale Nederlanden (U.S.)
  Capital Corporation
The Lenders
The Holders
May 31, 1995
Page 3




Milestone, shall not be a condition to the execution, delivery and effectiveness of this letter agreement as between the Morgan Stanley Funds, the Holding Company, Mergerco I, Mergerco II, the Lenders, the Agent and the Holders of Warrant Securities (as such term is defined in the Warrant Agreement).

                 This letter agreement is the Morgan Stanley Letter Agreement referenced in the Credit Agreement and the Warrant Documents.


                                  Sincerely yours,


                                  MORGAN STANLEY VENTURE CAPITAL
                                     FUND II, L.P.

                                  By:   Morgan Stanley Venture Partners II,
                                          L.P.
                                        General Partner

                                  By:   Morgan Stanley Venture Capital II, Inc.
                                             General Partner

                                        By:/s/Debra Abramovitz
                                           ------------------------------------
                                             Name:  Debra Abramovit
                                             Title: Vice President



                                  MORGAN STANLEY VENTURE CAPITAL
                                     FUND II, C.V.

                                  By:   Morgan Stanley Venture Partners II,
                                          L.P.
                                        Its Investment General Partner

                                  By:   Morgan Stanley Venture Capital II,
                                          Inc.
                                        Managing General Partner

                                        By:/s/Debra Abramovitz
                                           ------------------------------------
                                             Name:  Debra Abramovitz
                                             Title: Vice President
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Internationale Nederlanden (U.S.)
  Capital Corporation
The Lenders
The Holders
May 31, 1995
Page 4





                                  MORGAN STANLEY VENTURE INVESTORS, L.P.

                                  By:  Morgan Stanley Venture Partners II,
                                            L.P.
                                       General Partner

                                  By:  Morgan Stanley Venture Capital II, Inc.
                                       Managing General Partner

                                       By:/s/Debra Abramovitz
                                          -------------------------------------
                                          Name:  Debra Abramavitz
                                          Title: Vice President



                                       MHI ACQUISITION, INC.

                                       By:/s/William A. Brosius
                                          -------------------------------------
                                            Name:
                                            Title:


                                       MHI ACQUISITION CORPORATION I
                                       (to be merged with and into
                                       Milestone Healthcare, Inc.)

                                       By:/s/William A. Brosius
                                          -------------------------------------
                                            Name:
                                            Title:


                                       MILESTONE HEALTHCARE, INC.

                                       By:/s/William A. Brosius
                                          -------------------------------------
                                            Name:
                                            Title:
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Internationale Nederlanden (U.S.)
  Capital Corporation
The Lenders
The Holders
May 31, 1995
Page 5




                                       MILESTONE HEALTHCARE MANAGEMENT, INC.


                                       By:/s/William A. Brosius
                                          -------------------------------------
                                             Name:
                                             Title:


                                       TRUCARE HEALTH SYSTEMS, INC.


                                       By:/s/William A. Brosius
                                          -------------------------------------
                                             Name:
                                             Title:


                                       TRUCARE REHABILITATION SYSTEMS, INC.


                                       By:/s/William A. Brosius
                                          -------------------------------------
                                             Name:
                                             Title:


                                       TRUCARE PHYSICAL THERAPY SERVICES, INC.


                                       By:/s/William A. Brosius
                                          -------------------------------------
                                             Name:
                                             Title:


Acknowledged and agreed:

INTERNATIONALE NEDERLANDEN (U.S.)
  CAPITAL CORPORATION, as Agent,
as the sole Lender under the
Credit Agreement and as the sole
Holder of Warrant Securities

By:  /s/
     -----------------------------------
       Name:
       Title: